EXHIBIT 10.3

                           THE SPORTS AUTHORITY, INC.
                         MANAGEMENT STOCK PURCHASE PLAN

                       (as amended effective May 30, 1996)

1.       PURPOSES; CONSTRUCTION.

              The purposes of The Sports Authority, Inc. Management Stock Purchase Plan (the "Plan") are to attract and retain highly-qualified executives, to align executive and shareholder long-term interests by creating a direct link between executive compensation and shareholder return and to enable executives to develop and maintain a substantial stock ownership position in The Sports Authority, Inc., to provide incentives to such executives to contribute to the success of the Company's businesses. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

2.       DEFINITIONS.

              As used in this Plan, the following words and phrases shall have the meanings indicated:

                           (a)  "Agreement" shall mean an agreement entered into
between the Company and a Participant in connection with a grant under the Plan.

                           (b)  "Board" shall mean the Board of Directors of th
Company.

                           (c)  "Annual Bonus" shall mean the bonus earned by a
Participant under the Annual Bonus Plan.

                           (d)  "Annual Bonus Plan" shall mean The Sports
Authority, Inc. Annual Incentive Bonus Plan, as amended from time to time.

                           (e)  "Cause" shall mean the Participant's fraud,
embezzlement, defalcation, gross negligence in the performance or nonperformance of the optionee's duties (other than as a result of Disability) or material failure or refusal to perform the optionee's duties at any time while in the employ of the Company or a Subsidiary.

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                           (f)  "Change in Control" shall mean the occurrence of
an event described in Article 7 hereof.

                           (g)  "Code" shall mean the Internal Revenue Code of
1986, as amended from time to time.

                           (h)  "Committee" shall mean the Compensation
Committee of the Board.

                           (i)  "Company" shall mean The Sports Authority, Inc.,
a corporation organized under the laws of the State of Delaware, or any successor corporation.

                           (j)  "Disability" shall mean a Participant's total
and permanent inability to perform his or her duties with the Company (as defined by the Company immediately prior to the onset of the Disability) or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Participant and acceptable to the Company.

                           (k)  "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

                           (l)  "Fair Market Value" per Share or Restricted
Share (or per share of any stock) shall mean the closing price on the NYSE Composite Transactions Tape (or its equivalent if the Shares or relevant shares are not traded on the New York Stock Exchange) of such Share, in the case of a Share or Restricted Share (or for a share of the relevant stock, as the case may be), for the trading day immediately prior to the relevant valuation date, except that when a purchase of Restricted Shares is made in connection with the initial public offering of the Shares, the "Fair Market Value" of a Share shall be the initial public offering price less underwriting fees and commissions.

                           (m)  "Participant" shall mean a person who is
eligible to receive a grant of Restricted Shares under Article 4 of the Plan and does receive a grant of Restricted Shares under the Plan; all such grants are sometimes referred to herein as purchases.

                           (n)  "Plan" shall mean The Sports Authority, Inc.
Management Stock Purchase Plan, as amended from time to time.

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                           (o)  "Restricted Period" shall have the meaning given
in Section 6(d) hereof.

                           (p)  "Restricted Share" or "Restricted Shares" shall
mean the Shares purchased hereunder subject to restrictions.

                           (q)  "Restricted Share Unit" or "Restricted Share
Units" shall have the meaning given in Section 6(h) hereof.

                           (r)  "Rule 16b-3" shall mean Rule 16b-3, as in effect
from time to time, promulgated by the Securities and Exchange Commission under
Section 16 of the Exchange Act, including any successor to such Rule.

                           (s)  "Section 16 Person" shall mean a Participant who
is subject to the reporting and short-swing liability provisions of Section 16 of the Exchange Act.

                           (t)  "Shares" shall mean the common shares of the
Company, $.01 par value.

                           (u)  "Stock Option Plan" shall mean The Sports
Authority, Inc. Stock Option Plan, as amended from time to time.

                           (v)  "Subsidiary" shall mean any subsidiary of the
Company (whether or not a subsidiary at the date the Plan is adopted) which is designated by the Committee or Board to participate in the Plan.

3.       SHARES.

              The maximum number of Shares which shall be reserved for the purchase of Restricted Shares under the Plan shall be 314,647 Shares, which number shall be subject to adjustment as provided in Article 8 hereof. Such Shares may be either authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company.

              If any outstanding Restricted Shares under the Plan should be forfeited and reacquired by the Company, the Shares so forfeited shall (unless the Plan shall have been terminated) again become available for use under the Plan, to the extent permitted by Rule 16b-3.

4.       ELIGIBILITY.

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              All Company officers and such key employees of the Company and its
Subsidiaries as are designated as participants in the Company's Annual Bonus
Plan shall be Participants in this Plan. Each Participant is required to use at least 20 percent of his or her Annual Bonus (less applicable payroll deductions, which shall not include Federal income tax withholding) to purchase Restricted Shares granted pursuant to, and subject to the terms and conditions of, this Plan. At the election of any Participant, he or she may use up to 100 percent of the Annual Bonus (less applicable payroll deductions, which shall not include Federal income tax withholding) to purchase Restricted Shares granted pursuant to, and subject to the terms and conditions of, this Plan. The amount of the Annual Bonus used to purchase such Restricted Shares shall be calculated in accordance with the Company's Annual Bonus Plan. Since the Restricted Shares are "purchased" with part or all of the Annual Bonus, all Restricted Share grants under this Plan are sometimes referred to herein as "purchases." Any election described in this paragraph shall be made in accordance with rules established by the Committee; provided, however, that any such election by a Section 16 Person must be made at least six months prior to the day the amount of the
Section 16 Person's Annual Bonus is finally determined under the Annual Bonus Plan (except, in the Committee's discretion, an election as to the first Annual Bonus under the Annual Bonus Plan).

              Further, in connection with the initial public offering of the Shares, the Committee may designate a Participant who is a key employee of the Company or a Subsidiary as eligible to be given the one-time purchase opportunity described in Article 5 hereof. In determining the individuals who shall be so designated and size of the purchase opportunity to be given pursuant to Article 5 hereof, the Committee shall take into account the duties of the respective individuals, their present and potential contributions to the success of the Company and/or the relevant Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

              Further, in connection with the initial public offering of the Shares, each employee of the Company or a Subsidiary who, immediately prior to the commencement of such initial public offering, holds restricted shares of Kmart Corporation which have been earned under the Kmart Corporation Performance Restricted Stock Plan shall become a Participant for the limited purpose of having such restricted shares of Kmart Corporation replaced by Restricted Shares pursuant to Section 6(i) hereof. The Restricted Shares so issued shall be governed by the provisions of the Plan.

5.  OPPORTUNITY FOR ONE-TIME PURCHASE OF SHARES.

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                  (a) UP TO $1 MILLION PURCHASE. Except as otherwise determined by the Committee, in connection with the initial public offering of the Shares, each Participant who is an officer or a key employee of the Company or a Subsidiary and who is designated by the Committee shall be given a one-time opportunity to use up to $1 million to purchase Restricted Shares.

                  (b) SOURCE OF FUNDS. Subject to any limitations imposed by the Committee in its discretion, a Participant who is designated pursuant to Section 5(a) hereof may use one or more of the following as sources for funds to purchase Restricted Shares: (1) up to 100 percent of his or her Annual Bonus (less applicable payroll deductions, which shall not include Federal income tax withholding) for the year in which the initial public offering occurs; (2) up to 100 percent of his or her base salary (less applicable payroll deductions, which shall not include Federal income tax withholding) for the 12-month period immediately following such initial public offering; (3) his or her own personal funds; and (4) with respect to up to 50% of the Fair Market Value of the Restricted Shares on the loan commitment date, any loan which the Committee may advise such Participant is being made available by a third-party lender and which the Participant obtains at the time of purchase (a "Share Loan"). If a Share Loan provides part of the funds used to purchase Restricted Shares, the Share Loan documents between the third-party lender and the Participant may effectively alter certain rights of the Participant. For example, a failure to maintain a certain value-to-loan ratio or a failure by the Participant to make timely payments required by the Share Loan documents may affect the Participant's rights to the Restricted Shares or the value thereof or rights otherwise provided herein.

                  (c) TIME OF PAYMENT. A Participant shall make an initial payment at the time of purchase, in cash (from the Participant's personal funds), of the difference between the aggregate purchase cost of the Restricted Shares and the sum of the portions of the Annual Bonus and salary which the Participant has elected to apply to such purchase. Solely for the purpose of calculating such initial cash payment, the product of multiplying the Participant's Annual Bonus by the percentage thereof which the Participant has elected to apply to such purchase shall be deemed to be equal to the product of multiplying the Participant's targeted Annual Bonus by such percentage. At the time the actual Annual Bonus for the year is paid, the Participant shall make an additional payment, in cash, of any balance of the Restricted Share purchase cost remaining after application of any percentage of the Annual Bonus elected by the Participant at the time of purchase; any portion of his or her base salary elected by the Participant at the time of purchase; and/or personal funds paid at the time of purchase; and/or the proceeds of a Share Loan.

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                  (d) FAILURE TO PAY. Except as otherwise determined by the
Committee, if a Participant fails to make full payment in accordance with
Section 5(c) hereof for a purchase of Restricted Shares hereunder, the Participant shall forfeit a percentage of such Restricted Shares determined by dividing the amount payable but not so paid by the Participant on account of such purchase by the total purchase cost. Fractional Shares shall be disregarded.

                  (e) ASSOCIATED OPTION GRANT UNDER STOCK OPTION PLAN. For each Share purchased pursuant to Section 5(a) hereof, the Participant shall be granted an option under the Stock Option Plan to acquire a Share at the initial offering price less underwriting fees and commissions; provided, however, that, except as determined by the Committee in its discretion in unusual circumstances, the number of options so granted may not exceed the number of options for Shares otherwise granted to such Participant under the Stock Option Plan in connection with the initial public offering of the Shares. An option granted under the Stock Option Plan pursuant to this Section 5(e) shall become exercisable no earlier than the date on which full and timely payment for the related Restricted Share purchase hereunder has been made pursuant to Section 5(c) hereof and to the extent the Participant shall fail to make such full and timely payment, a proportionate number of Shares underlying such option shall be immediately forfeited.

6.  RESTRICTED SHARES.

              Each purchase of Restricted Shares under the Plan shall be evidenced by a written Agreement between the Company and the Participant, in such form as the Committee shall from time to time approve, and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):

                           (a)  NUMBER OF SHARES.  Each Agreement shall state
the number of Restricted Shares to be purchased. Each Agreement shall also state whether the Shares subject thereto are an optional purchase under Article 5 hereof, a mandatory purchase under Article 4 hereof, an optional purchase under
Article 4 hereof or a replacement of restricted shares of Kmart Corporation under Section 6(i) hereof.

                           (b)  PRICE.  The price of each Restricted Share
purchased under the Plan (except Restricted Shares resulting from the replacement of restricted shares of Kmart Corporation) shall be discounted 20 percent from its Fair Market Value.

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                           (c)  RESTRICTIONS.  Except as may be authorized by
the Committee in connection with any Share Loan, Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (except by will or the applicable laws of descent and distribution) during the Restricted Period. The Committee may also impose such other restrictions and conditions on the Restricted Shares as it deems appropriate. Upon the issuance of Restricted Shares, either (i) a share certificate or certificates representing such Restricted Shares shall be registered in the Participant's name, shall bear an appropriate legend referring to the restrictions applicable thereto, and shall be held in custody by an escrow agent appointed by the Committee for the account of the Participant, or (ii) the Company's share transfer agent or other designee shall credit such Restricted Shares to the Participant's Restricted Shares account, which Shares shall be subject to the restrictions applicable thereto under the Plan. Any attempt to dispose of any such Shares in contravention of such restrictions shall be null and void and without effect.

                           (d)  RESTRICTED PERIOD.  Subject to Sections 6(h)
and 6(i) hereof and subject to such exceptions as may be determined by the Committee in its discretion, the Restricted Period for Restricted Shares purchased under the Plan shall be three years from the date of purchase. For purposes of calculating the Restricted Period, (i) the date of purchase with respect to the one-time purchase opportunity shall be deemed to be the date a Participant's decision to purchase becomes irrevocable, and (ii) the date of purchase with respect to annual purchases shall be deemed to be the date the Annual Bonus is payable.

                           (e)  TERMINATION OF EMPLOYMENT DURING RESTRICTED
PERIOD. Except as provided in this paragraph or in Section 6(g) hereof, if during the Restricted Period a Participant's employment is terminated (either
(i) for Cause by the Company or a Subsidiary or (ii) for any reason by the Participant), the Participant shall receive unrestricted Shares, having a Fair Market Value (or cash, in the discretion of the Committee) equal to the lesser in value of (i) the then-current Fair Market Value of all Restricted Shares purchased under the Plan and held by the Participant or (ii) the aggregate purchase cost to the Participant of all Restricted Shares held by the Participant. Any additional value shall be forfeited.

                           If, during a Restricted Period, a Participant's
employment is terminated by the Company or a Subsidiary without Cause, the Participant shall receive unrestricted Shares having a Fair Market Value (or cash, in the discretion of the Committee) equal to (i) the then-current Fair Market Value of a percentage of his or her Restricted Shares, such percentage to be computed by multiplying the number of Restricted

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Shares purchased under the Plan by the Participant to which such Restricted
Period applies by a fraction, the numerator of which is the number of months of employment completed during the applicable Restricted Period and the denominator of which is thirty-six (36), plus (ii) as to the balance of such Restricted Shares, the lesser of (x) the then-current Fair Market Value of such remaining Restricted Shares or (y) the aggregate purchase cost to the Participant of such remaining Restricted Shares. Any additional value shall be forfeited.

              If the employment of a Participant holding Restricted Share Units terminates during the Restricted Period relating to such Restricted Share Units, they shall be treated in a manner substantially equivalent to the treatment of Restricted Shares set forth above.

                           (f)  OWNERSHIP.  During the Restricted Period the
Participant shall possess all incidents of ownership of such Restricted Shares, including the right to vote and to receive dividends with respect to such Shares, subject to the restrictions and limitations described in this Article.

                           (g)  ACCELERATED LAPSE OF RESTRICTIONS.  Upon the
termination of a Participant's employment which either (i) occurs after the Participant has attained the age of 65 years with at least ten years of full-time service or (ii) results from the Participant's death or Disability, or upon the occurrence of a Change in Control, all restrictions then outstanding with respect to Restricted Shares purchased hereunder (or any related Restricted Share Units) shall automatically expire and be of no further force and effect. Additionally, the Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the Restricted Shares (or Restricted Share Units) on such terms and conditions as the Committee shall deem appropriate.

                           (h)  RESTRICTED SHARE UNITS.  If, during the
Restricted Period relating to a Participant's Restricted Shares, the Committee determines that the Company may lose its federal income tax deduction in connection with the future lapsing of the restrictions on such Restricted Shares because of the deductibility cap of Section 162(m) of the Code, the Committee, in its discretion, may convert some or all of such Restricted Shares into an equal number of Restricted Share Units, as to which payment will be postponed until such time as the payment will not cause the Company to lose its federal income tax deduction for such payment under Section 162(m). Until payment of the Restricted Share Units is made, the Participant will be credited with dividend equivalents on the Restricted Share Units, which dividend equivalents will be converted

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into additional Restricted Share Units. When payment of any Restricted Share
Units is made, it will be made in unrestricted Shares, except as provided in
Section 6(e) hereof.

                           (1)  REPLACEMENT OF KMART RESTRICTED SHARES.  If an
employee of the Company or any Subsidiary holds restricted shares of Kmart Corporation immediately prior to the date of the commencement of the initial public offering of the Shares which have been earned under the Kmart Corporation Performance Restricted Stock Plan, such restricted shares of Kmart Corporation shall be replaced by Restricted Shares hereunder on such date, subject to completion of such initial public offering. The number of replacement Restricted Shares to be issued shall equal the quotient obtained by dividing the aggregate Fair Market Value of such shares of Kmart Corporation on such date (without regard to their restrictions) by the initial public offering price of a Share (less underwriting fees and commissions), with any fractional Share being disregarded. Such replacement grants shall be deemed a purchase of Restricted Shares hereunder. The restrictions on the replacement Restricted Shares shall lapse on the same date the restrictions were to lapse on the restricted shares of Kmart Corporation. Except as otherwise specifically provided in this Section 6(i), the terms and conditions of the Restricted Shares shall be governed by the provisions of this Plan.

7.  CHANGE IN CONTROL OF THE COMPANY.

              The first to occur of any of the following events shall be deemed a Change in Control of the Company; provided, however, that in no event shall the initial public offering of the Shares be deemed a Change in Control of the Company for purposes of this Plan:

                             (i) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 20% of the combined voting power of the Company is acquired by any "person," as defined in sections 13(d) and 14(d) of the Exchange Act (other than Kmart Corporation, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares of the Company, or any "person" acquiring such securities in a sale or transfer by Kmart Corporation in a transaction not involving a public offering), or

                             (ii) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation

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         or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

                             (iii) during any period of three consecutive years beginning after the completion of the initial public offering of the Shares, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).

8.  EFFECT OF CERTAIN CHANGES.

              In the event of any extraordinary dividend, share dividend, recapitalization, merger, consolidation, share split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the number of Shares available for purchase and the number of outstanding Restricted Shares shall be equitably adjusted by the Committee to reflect such event and preserve the value of such purchases and the Committee may make such other adjustments to the terms of outstanding Restricted Shares as it may deem equitable under the circumstances; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated.

9.  PAYMENT OF WITHHOLDING TAXES.

              The Committee shall have discretion to permit or require a Participant, on such terms and conditions as it determines, to pay all or a portion of any taxes arising in connection with a purchase of Restricted Shares hereunder or the lapse of restrictions with respect thereto by having the applicable employer withhold Shares or by the Participant's delivering other Shares having a then-current Fair Market Value equal to the amount of taxes to be withheld.

10.  RIGHTS AS A SHAREHOLDER.

              Except as provided in Section 6(f) hereof, a Participant shall have no rights as a shareholder with respect to any Restricted Shares until the date of the issuance of an unrestricted Share certificate to him or her for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or

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distribution of other rights for which the record date is prior to the date such
Share certificate is issued, except as provided in Article 8 hereof.

11.  NO RIGHTS TO EMPLOYMENT.

              Nothing in the Plan or in any grant or purchase made or Agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with, or limit in any way, the right of the Company or any Subsidiary to terminate such Participant's employment. Purchases made under the Plan shall not be affected by any change in duties or position of a Participant as long as such Participant continues to be employed by the Company or any Subsidiary.

12.      ADMINISTRATION.

              Prior to completion of the initial public offering of the Shares, the Plan shall be administered by the Board (which, during such period, shall have all the powers given herein to the Committee). From and after the completion of such offering, the Plan shall be administered by the Committee. The Committee shall consist of two or more persons each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

              The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. The Committee may appoint a chairperson and a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. The Committee may delegate to one or more of its members or to one or

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more agents such administrative duties as it may deem advisable, and the
Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

              No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any grant hereunder.

13.  AMENDMENT AND TERMINATION OF THE PLAN.

              The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of shareholders. Except as provided in Article 8 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any purchase previously made, unless the written consent of the Participant is obtained.

14.  GOVERNING LAW.

              The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

15.  APPROVAL OF SHAREHOLDERS.

              The Plan shall take effect upon its adoption by the Board but the Plan (and any purchases made prior to the shareholder approval described in this Article 15) shall be subject to the approval of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of shareholders held in accordance with applicable law, which approval must occur within twelve months of the date the Plan is adopted by the Board.

16.  PERIOD DURING WHICH PURCHASES MAY BE MADE.

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              Purchases may be made pursuant to the Plan from time to time until
December 31, 2004. No purchases shall be made thereafter. However, the Restricted Period of Restricted Shares purchased hereunder prior to such date
(or related Restricted Share Units) may extend beyond such date, and the provisions of the Plan shall continue to apply to such Restricted Shares (or related Restricted Share Units).

17.  CURTAILMENT OF FUTURE PARTICIPATION IN THE PLAN.

              Notwithstanding anything else contained in the Plan, no additional purchases of Restricted Shares shall be made under the Plan after May 30, 1996.






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